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                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), by and between Quanta Services, Inc., a Delaware corporation, and its affiliates (collectively, "Employer"), and James F. O'Neil III ("Employee"), is hereby entered into as of the 13th day of March 2002 ("Execution Date").

                                    RECITALS

         A. As of the Execution Date, Employer is engaged primarily in the business of specialized construction contracting and/or maintenance services to: electric utilities; telecommunication, cable television and natural gas operators; governmental entities; the transportation industry; and commercial and industrial customers.

         B. Employee is employed hereunder by Employer in a position that is critical to the Employer's continued operation.

         C. The Employer's Board of Directors (the "Board"), has determined that it is in the best interests of the Employer and its stockholders to assure that the Employer will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Employer. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Employer currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Employee will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Employer to enter into this Agreement.

                                   AGREEMENTS

         In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereto hereby agree as follows:

         1. Certain Definitions.

                  (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Employer is terminated prior to the date on which the Change of Control occurs, and if the Employee reasonably demonstrates that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.


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                  (b) The "Change of Control Period" shall mean the period
         commencing on the Execution Date hereof and ending on the third anniversary of the Execution Date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Employer shall give notice to the Employee that the Change of Control Period shall not be so extended.

                  (c) The "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) The "Earlier Employment Agreement" shall mean any employment, severance or change in control agreement between the Employer and the Employee that existed and was effective as of the Execution Date. The Employee may elect in writing, on or before the Employee's Date of Termination, to have any term, provision and/or definition under the Employees' Earlier Employment Agreement apply in lieu of any similar term, provision and/or definition of this Agreement, except to the extent that such application would produce duplicate payments or benefits under this Agreement and such Earlier Employment Agreement.

         2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                  (a) Any person or entity, other than the Employer or an employee benefit plan of the Employer, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Exchange
         Act) of any voting security of the Employer and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Employer; or

                  (b) Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Employer's stockholders was approved by a vote of a majority of the directors then still in office who were directors as of the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board; or

                  (c) The stockholders of the Employer shall approve a merger, consolidation, recapitalization or reorganization of the Employer, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction that would result in at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 50% of the holders of outstanding voting securities of the Employer immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or


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                  (d) The stockholders of the Employer shall approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or a substantial portion of the Employer's assets (i.e., 50% or more of the total assets of the Employer).

         3. Employment Period. The Employer hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Employer subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

         4. Terms of Employment.

                  (a) Position and Duties.

                           (i) During the Employment Period, (A) the Employee's
                  position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

                           (ii) During the Employment Period, and excluding any
                  periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Employer in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Employer.

                  (b) Compensation.

                           (i) Base Salary. During the Employment Period, the
                  Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the


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                  Employee by the Employer and its affiliated companies in
                  respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Employer.

                           (ii) Annual Bonus. In addition to Annual Base Salary,
                  the Employee shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Employee's highest bonus under the Employer's Management Incentive Bonus Plan, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Employee was not employed by the Employer for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Employee shall elect to defer the receipt of such Annual Bonus.

                           (iii) Incentive, Savings and Retirement Plans. During
                  the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Employer and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Employer and its affiliated companies for the Employee under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Employee, those provided generally at any time after the Effective Date to other peer executives of the Employer and its affiliated companies.

                           (iv) Welfare Benefit Plans. During the Employment
                  Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Employer and its affiliated companies, but in no event shall such plans, practices,



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                  policies and programs provide the Employee with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, those provided generally at any time after the Effective Date to other peer executives of the Employer and its affiliated companies.

                           (v) Expenses. During the Employment Period, the
                  Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                           (vi) Fringe Benefits. During the Employment Period,
                  the Employee shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Employer and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                           (vii) Office and Support Staff. During the Employment
                  Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Employer and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                           (viii) Vacation. During the Employment Period, the
                  Employee shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Employer and its affiliated companies as in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

         5. Termination of Employment.

         (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the




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Employer determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with
Section 14 of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Employer shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Employer or its insurers and acceptable to the Employee or the Employee's legal representative.

         (b) Cause. The Employer may terminate the Employee's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Employer or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board or the Chief Executive Officer of the Employer that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Employee has not substantially performed the Employee's duties, or

                  (ii) the willful engaging by the Employee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Employer.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Employer or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Employer. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.


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                  (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Employee of any duties
                  inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Employer that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Employer promptly after receipt of notice thereof given by the Employee;

                           (ii) any failure by the Employer to comply with any
                  of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Employer promptly after receipt of notice thereof given by the Employee;

                           (iii) the Employer's requiring the Employee to be
                  based at any office or location other than as provided in
                  Section 4(a)(i)(B) hereof or the Employer's requiring the Employee to travel on Employer business to a substantially greater extent than required immediately prior to the Effective Date;

                           (iv) any purported termination by the Employer of the
                  Employee's employment otherwise than as expressly permitted by this Agreement;

                           (v) any failure by the Employer to continue in effect
                  any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan, practice, policy, and program, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Employer and acceptable to the Employee or the Employee's legal representative) of all such compensation, retirement or benefit plans, practices, policies and programs provided to the Employee is not materially less than their aggregate value as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Employee, those provided generally at any time after the Effective Date to other peer executives of the Employer and its affiliated companies ; or

                           (vi) any failure by the Employer to comply with and
                  satisfy Section 13(c) of this Agreement.

         For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

                  (d) Notice of Termination. Any termination by the Employer for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the


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         specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Employer to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Employer, respectively, hereunder or preclude the Employee or the Employer, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Employer's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Employee's employment is terminated by the Employer for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
         (ii) if the Employee's employment is terminated by the Employer other than for Cause or Disability, the Date of Termination shall be the date on which the Employer notifies the Employee of such termination and
         (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

         6. Obligations of the Employer upon Termination.

                  (a) Good Reason; Death; Disability; and Other Than for Cause. If, during the Employment Period, the Employer shall terminate the Employee's employment other than for Cause, the Employee shall terminate employment for Good Reason, or the Employee's employment shall terminate due to death or Disability:

                           (i) the Employer shall pay to the Employee in a lump
                  sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    (A) the sum of (1) the Employee's Annual
                           Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Employee was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
                           (3) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts


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                           described in clauses (1), (2), and (3) shall be
                           hereinafter referred to as the "Accrued
                           Obligations"); and

                                    (B) the amount equal to the product of (1)
                           two and (2) the sum of (x) the Employee's Annual Base Salary and (y) the Highest Annual Bonus;

                           (ii) all stock options, restricted stock or other
                  awards made or granted under the Quanta Services, Inc. 1997 Stock Option Plan, the Quanta Services, Inc. 2001 Stock Incentive Plan and/or any similar or successor stock plan or program, will become fully vested immediately on or prior to the Employee's Date of Termination. The Employer agrees that for purposes of determining the continued exercisability of Employee's stock options outstanding on the Date of Termination, Employee shall be considered to have remained employed by the Employer until the second anniversary of the Date of Termination. Nothing in this subparagraph (ii) shall be deemed to extend the expiration date of any stock option granted under the applicable stock plan(s) or program(s) past the original expiration date of such stock option as determined at the time of grant;

                           (iii) for two years after the Employee's Date of
                  Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue benefits to the Employee and/or the Employee's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Employee's employment had not been terminated or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies and their families, provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Employee for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until the second anniversary of the Date of Termination and to have retired on the last day of such period;

                           (iv) the Employer shall, at its sole expense as
                  incurred, provide the Employee with outplacement services the scope and provider of which shall be selected by the Employee in his sole discretion;

                           (v) to the extent not theretofore paid or provided,
                  the Employer shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Employer and its


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                  affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                           (vi) the covenant of non-competition, and any other
                  restrictive covenants applicable to the Employee under any employment or other agreement between the Employer and the Employee shall cease to apply effective as of the Date of Termination.

                  (b) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, the Employer shall pay the amounts and provide the benefits described in
         Section 6(a), pay the Accrued Obligations to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and timely pay or provide the Other Benefits. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Employee's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Employer and affiliated companies to the estates and beneficiaries of peer executives of the Employer and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee's estate and/or the Employee's beneficiaries, as in effect on the date of the Employee's death with respect to other peer executives of the Employer and its affiliated companies and their beneficiaries.

                  (c) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, the Employer shall pay the amounts and provide the benefits described in
         Section 6(a), pay the Accrued Obligations to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and timely pay or provide the Other Benefits. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Employee shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Employer and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter generally with respect to other peer executives of the Employer and its affiliated companies and their families.

                  (d) Cause; Other than for Good Reason. If the Employee's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason,


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         this Agreement shall terminate without further obligations to the
         Employee, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

         7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Employer or any of its affiliated companies and for which the Employee may qualify, nor, subject to Section 12, shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Employer or any of its affiliated companies. Amounts that are vested benefits or that the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8. Full Settlement. The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Employer may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. The Employer agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

         9. Certain Additional Payments by the Employer.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Employer or its affiliates to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Code Section 4999 or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Employer to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Employee. As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employer exhausts its remedies pursuant to Section 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Employee.

                  (c) The Employee shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (i) give the Employer any information reasonably
                  requested by the Employer relating to such claim,

                           (ii) take such action in connection with contesting
                  such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer,

                           (iii) cooperate with the Employer in good faith in
                  order effectively to contest such claim, and

                           (iv) permit the Employer to participate in any
                  proceedings relating to such claim;

                  provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Employee to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Employer pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Employer's complying with the requirements of Section 9(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Employer pursuant to Section 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Employer does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Employer or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Employer, the Employee shall not, without the prior written consent of the Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

         11. Insurance and Indemnification. For the period from the Effective Date through at least the tenth anniversary of the Employee's termination of employment from the Employer, the Employer shall maintain the Employee as an insured party on all directors' and officers' insurance maintained by the Employer for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide the Employee with at least the same corporate indemnification as it provides to the peer executives of the Employer.

         12. Earlier Employment Agreement. Except as provided in the following sentence, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof. The Employee may elect in writing to have any term, provision and/or definition under the Employees' Earlier Employment Agreement apply in lieu of any similar term, provision and/or definition of this Agreement, except to the extent that such application would produce duplicate payments or benefits under this Agreement and such Earlier Employment Agreement. All determinations required to be made under this Section, including whether and when a term, provision and/or definition under the Employees' Earlier Employment Agreement would produce duplicate payments or benefits under this Agreement and such Earlier Employment Agreement and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm or such other nationally recognized compensation and benefits consulting firm as the Employee may designate, which shall provide detailed supporting calculations both to the Employer and the Employee within 15 business days of the receipt of written notice from the Employee, or such earlier time as is requested by the Employer. All fees and expenses of the Accounting Firm (or such other firm designated) shall be borne solely by the Employer.

         13. Successors.

                  (a) This Agreement is personal to the Employee and without the prior written consent of the Employer shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns.

                  (c) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         14. Notice. Any notice required pursuant to this Agreement will be in writing and will be deemed given upon the earlier of (i) delivery thereof, if by hand, (ii) three business days after mailing if sent by mail (registered or certified mail, postage prepaid, return receipt requested), (iii) the next business day after deposit if sent by a recognized overnight delivery service, or (iv) upon transmission if sent by facsimile transmission or by electronic mail, with return notification (provided that any notice sent by facsimile or electronic mail shall also promptly be sent by one of the means described in clauses (i) through (iii) of this Section. Any notice or document required to be given or filed with the Employer is properly given or filed if delivered to the Employer at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056,
Attention: General Counsel. Any notice or document required to be given or filed with a Employee is properly given or filed if delivered to the Employee at the most recent address shown on the Employer's records. A party may change its address for notice by the giving of notice thereof in the manner hereinabove provided.

         15. Severability, Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement. shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. Arbitration. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas, in accordance with the rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or the controversy; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Employee shall be entitled to seek specific performance of the Employee's right to be paid until the Employee's Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. A decision by a majority of the arbitration panel shall be final and binding. The direct expense of any arbitration proceeding shall be borne by Employer.

         17. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         18. Withholding. The Employer may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         19. No Waiver. The Employee's or the Employer's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Employer may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         20. Claims. All claims by the Employee for payments or benefits under this Agreement shall be directed to and determined by the Employer's Board of Directors (or such committee to which the Board delegates authority under this Section) and shall be in writing. Any denial by the Board (or such committee) of a claim for benefits under this Agreement shall be delivered to the Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board (or committee) shall afford the Employee a reasonable opportunity for a review of the decision denying a claim and shall further allow the Employee to appeal the decision within 60 days after the Board (or committee) gives notice that it has denied Employee's claim.

         21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                                QUANTA SERVICES, INC.

                                                /s/ JAMES F. O'NEIL III
                                                -----------------------
                                                JAMES F. O'NEIL III

By: /s/ JOHN R. COLSON
    ---------------------------------------
    John R. Colson, Chief Executive Officer